UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2016
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway
Suite 200
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition.

On August 8, 2016, National Storage Affiliates Trust (the "Company"), issued an earnings release and supplemental schedules announcing its financial results for the quarter ended June 30, 2016. A copy of the earnings release and supplemental schedules are attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Company will hold its second quarter 2016 earnings conference call on Tuesday, August 9, 2016 at 1:00 p.m. Eastern Daylight Time. You may join the conference call through an Internet webcast accessed through the Company's website at www.nationalstorageaffiliates.com. Alternatively, you may join the conference call by telephone by dialing 877-407-9711, or 412-902-1014 for international callers. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin.
If you are unable to join the live conference call, you may access the replay for one week through Tuesday, August 16, 2016, by dialing 877-660-6853, or 201-612-7415 for international callers, and using Conference ID 13613621, or you may access the webcast replay for 30 days through the Company's website at www.nationalstorageaffiliates.com.The full text of the earnings release and supplemental schedules are also available through the Company's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting. The information contained on the Company's website is not incorporated by reference herein.
ITEM 9.01.    Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Second Quarter 2016 Earnings Release dated August 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2016

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer